UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

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RADIAL ENERGY INC.
(Exact name of registrant as specified in its charter)
_______________________

Nevada	333-113726	72-1580091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Smith Street, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 353-4963
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective on May 24, 2007, we entered into a Purchase Agreement (the “Purchase Agreement”) with Coventry Capital LLP, which agreement provides for the sale of 50% of our interest and our share of the net production revenue generated from the Peruvian Huaya Anticline Project, Block 100, oil prospect located in Loreto Department, Peru, Ucayali Basin to Coventry Capital LLC. The purchase price of $100,000 is payable upon the execution of the agreement. The agreement provides for a repurchase option by us of the revenue interest at any time on or before November 1, 2007 for $400,000, at any time from November 2, 2007 to March 1, 2008 for $600,000, and at any time from March 2, 2008 to May 1, 2007 for $800,000. In the event we are unable to repurchase the revenue interest by May 1, 2008, the parties agreed that the $800,000 repurchase price will be converted into a loan due and payable to Coventry Capital LLC. In addition, we guaranteed to Coventry Capital a monthly revenue stream of $50,000from the revenue interest commencing September 1, 2007 and payable on the first day of every month prior to the repurchase of the revenue interest. The Purchase Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Effective on May 24, 2007, we entered into a Loan Agreement with Coach Capital LLC (the “Loan Agreement”), which agreement provides for a loan of $1,300,000 from Coach Capital to us. The Loan Agreement provides that upon the advancement of the funds, the loan will be evidenced by a promissory note in the form attached to the Loan Agreement. The loan will be payable upon demand by the lender. We may repay the loan at any time without penalty and we agreed to pay the loan immediately after the payment of our obligations to Cornell Capital pursuant to convertible debentures and before the repayment to any other long term debt currently outstanding or not yet incurred. The loan will be subject to a 2% interest to be accrued and payable on a monthly basis. During the term of the Loan Agreement and while the loan is outstanding, Coach Capital will have the option to convert the outstanding principal and interest under the loan to shares of our common stock at the lower of $1.0536 per share or price equal to 90% of the lowest daily volume weighted average price during the 15 trading days immediately preceding the conversion date. The Loan Agreement is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above regarding the convertible loan of $1,300,000 is incorporated herein by reference. Coach Capital advanced the loan on May 25, 2007. The issuance of the convertible note is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1  Purchase Agreement by and between the Registrant and Coventry Capital LLC dated May 24, 2007.

Exhibit 10.2 Loan Agreement by and between the Registrant and Coach Capital LLC dated May 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAL ENERGY, INC.

Dated: May 31, 2007	By:	/s/ G. Leigh Lyons
G. Leigh Lyons, President, Chief Executive Officer, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement by and between the Registrant and Coventry Capital LLC dated May 24, 2007.
10.2	Loan Agreement by and between the Registrant and Coach Capital LLC dated May 24, 2007.